Exhibit 10.5

80 Guest Street, Fifth Floor

Boston, MA 02135

August 3, 2018

PERSONAL AND CONFIDENTIAL

Sandra Zimmerman

c/o Proteostasis Therapeutics, Inc.

80 Guest Street, 5th Floor

Boston, MA 02135

Dear Ms. Zimmerman:

Proteostasis Therapeutics, Inc. (the "Company" ) is pleased to offer you the position of Principal Financial Officer to the Company, effective August 6, 2018.

The terms of this offer letter shall supplement those in the Consulting Agreement by and between the Company and Danforth Advisors, LLC, a Massachusetts limited liability corporation, dated May 7, 2018 (the "Consulting Agreement") and nothing in this offer letter will amend, modify or supersede the Consulting Agreement.

Your engagement as Principal Financial Officer will continue at the pleasure of the Board of Directors.

This offer letter may be signed in one or more counterparts.

We are excited about the prospect of having you serve as Principal Financial Officer to the Company. We look forward to receiving a response from you, acknowledging by signing below, that you have accepted this offer.

Sincerely,

PROTEOSTASIS THERAPEUTICS, INC.

By:	/s/ Meenu Chhabra
Meenu Chhabra
President & CEO

ACCEPTED AND AGREED ON THE DATE SET FORTH BELOW:

By:	/s/ Sandra Zimmerman
Sandra Zimmerman

Date: August 3, 2018